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                                                                       EXHIBIT 5

(312) 207-1000

November, 22, 1999

Superior Consultant Holding Corporation
4000 Town Center, Suite 1100
Southfield, Michigan  48075


         Re:  Registration Statement on Form S-3 ("Registration Statement")

Gentlemen and Ladies:

         In connection with the proposed registration for resale of 42,553 shares of Common Stock, $0.01 par value (the "Common Stock"), of Superior Consultant Holding Corporation (the "Company"), covered by the above-referenced Registration Statement, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to as originals, the conformity to original documents of all the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon such examination, we advise you that, in our opinion:

                 (i) The Company had corporate authority to issue the shares of Common Stock proposed to be offered as set forth in the Registration Statement.

                 (ii) The shares of Common Stock registered for resale as set forth in the Registration Statement have been duly authorized and were validly issued and fully paid and nonassessable, and will continue to be so when sold as set forth in the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the reference to this firm under the caption "Validity of Stock" in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                          Very truly yours,


                                          /s/ SACHNOFF & WEAVER, LTD.
                                          Sachnoff & Weaver, Ltd.

JAS/WED